UNISOURCE ENERGY CORPORATION
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                        Three Months Ended
                                                             June 30,
                                                         2001        2000
                                                        ------      ------
                                                     - Thousands of Dollars -
                                                      (except per share data)

BASIC EARNINGS PER SHARE:

 Net Income                                            $13,254    $10,659

 Average Shares of Common Stock Outstanding             33,342     32,389
                                                       --------   --------

Basic Earnings Per Share                               $  0.40    $ 0. 33
                                                      =========   ========


DILUTED EARNINGS PER SHARE:

 Net Income                                            $13,254    $10,659

 Average Shares of Common Stock Outstanding             33,342     32,389
 Effect of Dilutive Securities:
  Warrants                                                 288          -
  Options and Stock Issuable under Employee Benefit
   Plans                                                   738        457
                                                       --------   --------
 Total Shares                                           34,368     32,846
                                                       --------   --------
Diluted Earnings Per Share                             $  0.39    $  0.32
                                                       ========   ========

     At June 30, 2001, UniSource Energy had no outstanding warrants. There were 4.6 million of TEP warrants outstanding that were exercisable into TEP common stock. However, the dilutive effect is the same as it would be if the warrants were exercisable into UniSource Energy Common Stock.





















UNISOURCE ENERGY CORPORATION
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                         Six Months Ended
                                                             June 30,
                                                         2001        2000
                                                        ------      ------
                                                     - Thousands of Dollars -
                                                      (except per share data)

BASIC EARNINGS PER SHARE:

 Net Income Before Cumulative
  Effect of Accounting Change                          $32,049    $10,901

 Cumulative Effect of Accounting Change                    470          -
                                                       --------   --------
 Net Income                                            $32,519    $10,901

 Average Shares of Common Stock Outstanding             33,304     32,382
                                                       --------   --------

Basic Earnings Per Share Before Cumulative
 Effect of Accounting Change                           $  0.97    $  0.34

Basic Earnings Per Share From Cumulative
 Effect of Accounting Change                              0.01          -
                                                       --------   --------
Basic Earnings Per Share                               $  0.98    $  0.34
                                                       ========   ========

DILUTED EARNINGS PER SHARE:

 Net Income Before Cumulative
  Effect of Accounting Change                          $32,049    $10,901

 Cumulative Effect of Accounting Change                    470          -
                                                       --------   --------
 Net Income                                            $32,519    $10,901

 Average Shares of Common Stock Outstanding             33,304     32,382
 Effect of Dilutive Securities:
  Warrants                                                 209          -
  Options and Stock Issuable under Employee Benefit
   Plans                                                   693        420
                                                       --------   --------
 Total Shares                                           34,206     32,802
                                                       --------   --------
Diluted Earnings Per Share Before Cumulative
 Effect of Accounting Change                           $  0.94    $  0.33

Diluted Earnings Per Share From Cumulative
 Effect of Accounting Change                              0.01          -
                                                       --------   --------
Diluted Earnings Per Share                             $  0.95    $  0.33
                                                       ========   ========

      At June 30, 2001, UniSource Energy had no outstanding warrants. There were 4.6 million of TEP warrants outstanding that were exercisable into TEP common stock. However, the dilutive effect is the same as it would be if the warrants were exercisable into UniSource Energy Common Stock.